Third Quarter Fiscal Year 2019 Earnings Presentation August 7, 2019 Nasdaq: OCSL Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Capital Management, L.P. (“Oaktree”) to find lower-risk investments to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2018 and our quarterly report on Form 10-Q for the quarter ended December 31, 2018. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless otherwise indicated, data provided herein are dated as of June 30, 2019.

Net asset value per share (“NAV”) increased to $6.60, up $0.05 from the prior quarter Highlights for the Quarter Ended June 30, 2019 1 Net investment income of $0.12 per share 2 Continued progress rotating portfolio 3 Maintained defensive posture and conservative financial position 4 NAV has grown by approximately $92 million ($0.65 per share) or 11% since June 30, 2018 Sixth consecutive quarter of NAV growth 15% increase from the quarter ended June 30, 2018 Board of Directors declared a dividend of $0.095 per share, payable on September 30, 2019 to stockholders of record as of September 13, 2019, consistent with the prior five quarters Exited approximately $27 million of non-core investments, including an investment on non-accrual during the quarter ended June 30, 2019 Non-core investments have been reduced by $620 million or 69% since September 30, 2017 Core investments have more than doubled to $1.1 billion since September 30, 2017 Continuing to be patient and disciplined given current competitive market environment 0.58x leverage (debt-to-equity) is below target leverage range of 0.70x to 0.85x Well positioned with $330 million of dry powder available to invest

Key Earnings Metrics Net Investment Income Per Share NAV Per Share NII has increased by 25% since December 31, 2017 NAV has appreciated 13% since December 31, 2017

Portfolio Summary as of June 30, 2019 (As % of total portfolio at fair value; $ in millions) (As % of total portfolio, at fair value) Portfolio Composition Top 10 Industries2 Portfolio Characteristics (at fair value) Note:Numbers may not sum due to rounding. 1Excludes investments in Senior Loan Fund JV I, LLC (“Kemper JV”), a joint venture that invests primarily in middle market and other corporate debt securities. 2Excludes multi-sector holdings, which is primarily comprised of investments in the Kemper JV. $1.5 billion invested in 105 companies 93% of the total portfolio consists of debt investments $15 million average debt investment size1 8.7% weighted average yield on debt investments 88% of debt portfolio consists of floating rate investments

Portfolio Diversity OCSL’s portfolio is diverse across borrowers and industries (As % of total portfolio at fair value) Portfolio by Industry1,2 Diversity by Investment Size Top 10 Investments 26% Next 15 Investments 25% Remaining 79 Investments 41% Kemper JV 9% As of June 30, 2019 Note:Numbers may not sum due to rounding. 1Excludes investments in the Kemper JV. 2 Based on GICS industry classifications. Industry Group % of Portfolio Software 11.3% Healthcare Providers & Services 9.6% IT Services 9.0% Biotechnology 5.7% Insurance 4.9% Pharmaceuticals 4.6% Healthcare Technology 3.9% Diversified Financial Services 3.9% Oil, Gas & Consumable Fuels 3.3% Specialty Retail 3.2% Commercial Services & Supplies 3.2% Auto Components 3.1% Remaining 24 Industries 34.3% (As % of total portfolio at fair value)

OAKTREE
OCSL | Specialty Lending Corporation

Debt Portfolio Company Metrics

Debt Portfolio Company EBITDA[1]



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
33% 33% 32% 50% 51% 56% 58% 57%
32% 33% 37% 34% 35% 31% 32% 34%
35% 35% 31% 16% 14% 13% 10% 9%
9/30/17 12/31/17 3/31/18 6/30/18 9/30/18 12/31/18 3/31/19 6/30/19
< $25 million
$25 million - $100 million
$100+ million

Median Debt Portfolio Company EBITDA *($ in millions)*

9/30/17	6/30/18	9/30/18	6/30/19
$50	$99	$103	$130

Debt Portfolio Company Leverage[1]



7.0x
6.5x
6.0x
5.5x
5.0x
4.5x
4.0x
3.5x
3.0x
5.7x 5.5x 5.5x 5.1x 5.7x 5.6x3 5.4x3 5.6x4
5.5x2 5.1x2 4.7x 4.8x 4.8x 4.9x 4.8x 5.0x
9/30/17 12/31/17 3/31/18 6/30/18 9/30/18 12/31/18 3/31/19 6/30/19
OCSL Average Net Leverage Through Tranche
Average Debt Multiples of Middle Market Loans

OCSL's portfolio has transitioned into higher quality, larger borrowers with lower leverage, reflecting our defensive investment approach

Source: S&P Global Market Intelligence.

1 *Excludes negative EBITDA borrowers, investments in aviation subsidiaries and recurring revenue software investments.*

2 *Excludes one investment on non-accrual and one venture capital investment.*

3 *Represents average debt multiples for respective LTM periods, as there were not enough middle market observations during each respective quarter to produce a meaningful average.*

4 *Represents average debt multiples for 1H 2019.*

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Non-core Investments: 21% of portfolio Non-core Investments: 63% of portfolio Historical Portfolio Progression Non-core private loans and non-accruals currently represent only 14% of OCSL’s portfolio ($ in millions, at fair value) Portfolio by Category1 -69% since 9/30/17 Non-core Investments 1Excludes investments in the Kemper JV. 2Other non-core investments includes liquid debt investments, investments in aviation entities, equity investments and non-accruals. +105% since 9/30/17 Core Investments Other Non-core Investments: 2

Note:Numbers may not sum due to rounding. 1Excludes equity positions in non-accrual debt positions and equity in aviation entities. Non-core Investment Portfolio Detail Non-core Investment Portfolio Characteristics Private Loans $95 million at fair value in seven companies Net leverage through tranche: 4.0x (unchanged from prior quarter) Average debt price: 95.0% Equity Investments1 $56 million at fair value in 24 positions and limited partnership interests in two third party managed funds $6 million of exits during the quarter Aviation $15 million at fair value with one aircraft remaining Received $21 million from the sale of one aircraft during the quarter Liquid Debt Investments $20 million at fair value in three companies Average debt price: 99.9% Exited $11 million at par during July Non-accruals $87 million at fair value in five companies Average debt price: 52.6% Exited Advanced Pain Management during the quarter (As % of non-core investment portfolio, at fair value; $ in millions) Non-core Investments by Type (At fair value; $ in millions) Non-core Portfolio Composition $273

Q3 2019 Portfolio Originations $67 million of new investment commitments $74 million of new funded investments1 7 portfolio companies across 5 industries 8.0% weighted average yield at cost of new debt investments 100% of new debt investment commitments at floating rates 94% of new investments also held by other Oaktree funds New Investment Highlights ($ in millions) Historical Originations and Exits (As % of new investment commitments; $ in millions) New Investment Composition Note:Numbers rounded to the nearest million or percentage point. 1 New funded investments includes drawdowns on existing revolver commitments. 2Investment exits includes proceeds from prepayments, exits, other paydowns and sales. Remaining patient and highly selective when evaluating new investment opportunities given competitive market environment 1 2

Historical Financial Information ($ in thousands, except per share amounts) Operating Results For the three months ended 6/30/2019 3/31/2019 12/31/2018 9/30/2018 6/30/2018 Interest income $32,910 $34,309 $35,789 $35,306 $26,634 PIK interest income 1,198 2,280 832 499 1,457 Fee income 1,826 1,132 1,202 2,034 2,425 Dividend income 735 523 453 381 1,331 Total investment income 36,669 38,244 38,276 38,220 31,847 Base management fee 5,548 5,731 5,568 5,767 5,909 Parts I & II incentive fees 4,394 11,983 5,548 3,675 2,733 Interest expense 7,592 8,970 8,904 9,323 8,291 Other operating expenses1 1,893 1,752 2,503 2,132 2,032 Total expenses 19,427 28,436 22,523 20,897 18,965 Fees waived 634 (7,901) (1,564) 292 (1,548) Net expenses 20,061 20,535 20,959 21,189 17,417 Net investment income 16,608 17,709 17,317 17,031 14,430 Net realized and unrealized gains (losses) 3,551 46,685 10,987 16,922 9,822 Provision for income taxes (173) 91 (586) (622) - Net increase/decrease in net assets resulting from operations $19,986 $64,485 $27,718 $33,331 $24,252 Net investment income per common share $0.12 $0.13 $0.12 $0.12 $0.10 Net realized and unrealized gains (losses) per common share 0.02 0.33 0.08 0.12 0.07 Earnings (loss) per common share – basic and diluted $0.14 $0.46 $0.20 $0.24 $0.17 Distributions per common share $0.095 $0.095 $0.095 $0.095 $0.095 1Includes professional fees, directors fees, administrator expenses and general and administrative expenses.

Historical Financial Information (continued) ($ in thousands, except per share amounts) Select Balance Sheet and Other Data As of 6/30/2019 3/31/2019 12/31/2018 9/30/2018 6/30/2018 Investment Portfolio (at fair value) $1,455,031 $1,504,888 $1,464,885 $1,491,201 $1,520,518 Total Debt Outstanding1 537,278 592,178 607,141 637,213 607,082 Total Net Assets 930,050 923,456 872,362 858,035 838,095 Net Asset Value per share $6.60 $6.55 $6.19 $6.09 $5.95 Total Leverage 0.58x 0.64x 0.70x 0.75x 0.73x Weighted Average Interest Rate on Debt Outstanding 5.1% 5.1% 5.3% 5.1% 5.2% Weighted Average Yield on Debt Investments2 8.7% 9.0% 8.7% 8.4% 8.8% Cash Component of Weighted Average Yield on Debt Investments 8.0% 8.3% 8.0% 8.2% 8.5% Weighted Average Yield on Total Portfolio Investments3 8.2% 8.3% 8.1% 8.1% 8.4% 1Net of unamortized financing costs. 2Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on debt investments in the Kemper JV. 3Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on debt investments in the Kemper JV.

OAKTREE
OCSL | Specialty Lending Corporation

Historical Portfolio Activity

	As of				
($ in thousands)	**6/30/2019**	**3/31/2019**	**12/31/2018**	**9/30/2018**	**6/30/2018**
Investments at Fair Value	$1,455,031	$1,504,888	$1,464,885	$1,491,201	$1,520,518
Number of Portfolio Companies	105	110	110	113	116
Average Portfolio Company Debt Investment Size	$15,400	$15,000	$15,000	$14,800	$14,500
Asset Class:					
Senior Secured Debt	79.7%	78.9%	80.0%	75.4%	76.0%
Unsecured Debt	7.0%	8.0%	7.8%	11.0%	10.9%
Equity	4.3%	4.2%	3.3%	4.4%	3.8%
Limited Partnership Interests	0.2%	0.5%	0.5%	0.5%	0.6%
Kemper JV	8.8%	8.4%	8.4%	8.7%	8.7%
Interest Rate Type for Debt Investments:					
% Floating-Rate	88.5%	86.3%	86.6%	83.2%	82.9%
% Fixed-Rate	11.5%	13.7%	13.4%	16.8%	17.1%
Investment Activity:					
New Investment Commitments	$66,800	$100,000	$231,100	$228,400	$379,800
New Funded Investment Activity[1]	74,100	111,100	162,400	218,400	389,000
Proceeds from Prepayments, Exits, Other Paydowns and Sales	138,300	120,700	208,300	267,500	280,700
Net New Investments[2]	(64,200)	(9,600)	(45,900)	(49,100)	108,300
Number of New Investment Commitments in New Portfolio Companies	3	5	14	13	24
Number of New Investment Commitments in Existing Portfolio Companies	4	1	3	3	4
Number of Portfolio Company Exits	8	4	14	18	28

[1] *New funded investment activity includes drawdowns on existing revolver commitments.*
[2] *Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.*

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Net Asset Value Per Share Bridge Note:Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. 1Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter. 1 1

Capital Structure Overview ($ in millions) ($ in millions) (As % of total funding sources) ($ in millions) Funding Sources Funding Sources by Type Historical Principal Outstanding and Leverage Ratio2 Maturity Profile of Liabilities Committed Principal Outstanding Interest Rate Maturity Credit Facility $700 $370 LIBOR+2.00%1 2/25/2024 2024 Notes 75 75 5.875% 10/30/2024 2028 Notes 86 86 6.125% 4/30/2028 Total $881 $531 As of June 30, 2019 Note:Excludes secured borrowings. 1Interest rate spread can increase up to 2.25% depending on the senior coverage ratio. 2Represents carrying value of debt, including secured borrowings. 3Facility amended, extended and upsized in February 2019 and $20 million of additional commitments were made in April 2019. Target Leverage Ratio: 0.70x-0.85x debt-to-equity No debt maturities until 2024 Amended Credit Facility3 Original Credit Facility

Redeploy non-interest generating investments Opportunities to Increase Return on Equity As of June 30, 2019 1 Operate within target leverage range of 0.70x-0.85x debt-to-equity 2 Utilize additional investment capacity at the Kemper JV 3 Rotate into higher-yielding proprietary investments 4 $152 million of non-interest generating investments remain, including $87 million of non-accruals and $65 million of equity investments Received $196 million in proceeds from exits of non-interest generating investments since September 30, 2017 Current leverage of 0.58x debt-to-equity is below target leverage range (we would need to deploy at least $120 million in order to reach 0.70x leverage) Continue to be highly selective and patient given competitive market environment Continued to position the JV for future growth by upsizing credit facility by $50 million to $250 million 1.3x leverage (debt-to-equity) $104 million remaining investment capacity (assuming 2.0x leverage) $20 million of broadly syndicated loans priced below LIBOR + 4.00% as of June 30, 2019 $12 million decrease from the prior quarter We believe OCSL is well-positioned to enhance return on equity

Contact: Michael Mosticchio, Investor Relations ocsl-ir@oaktreecapital.com